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                                                                    EXHIBIT 12.1

                                 HQI TRANSELEC CHILE S.A.
                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        FOR THE THREE YEARS ENDED DECEMBER 31, 2000
                          (Amounts in thousand of Chilean pesos)

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                                         Transmission Business                         HQI Transelec       HQI Transelec
                                             (combined)                                (consolidated)       (pro forma)
                                   --------------------------------------------------  --------------     --------------
                                                                                                             For the
CHILEAN GAAP:                           For the years ended,            For the periods from,              period from
                                   -----------------------------      ------------------------------      --------------
                                                                      Jan. 1, 2000 to   Oct. 23, 2000     Oct. 23, 2000
                                   Dec. 31, 1988     Dec.31, 1999     Oct. 22, 2000     Dec. 31, 2000     Dec. 31, 2000
                                   -------------     ------------     ---------------   -------------     -------------
Pretax Income before minority
 interest                             25,238,772       18,720,626        18,207,993         3,857,626         4,714,095
                                   -------------     ------------     ---------------   -------------     -------------

Interest expense                      15,114,858       20,810,482        19,026,155         5,541,079         5,541,079
Adjustment:
   Esimated net decrease in
   interest expense from
   refinancing (a)                                                                                             (856,469)
                                   -------------     ------------     ---------------   -------------     -------------
   Total fixed charges                15,114,858       20,810,482        19,026,155         5,541,079         4,684,610
                                   -------------     ------------     ---------------   -------------     -------------
Pretax income before minority
 interest plus fixed charges          40,353,630       39,531,108       37,234,148          9,398,705         9,398,705
                                   -------------     ------------     ------------      -------------     -------------
Ratio of earnings to fixed
 charges                                    2.67             1.90             1.96               1.70               2.01
                                   =============     ============     ============      =============     ==============

U.S. GAAP:

Pretax income before minority
 interest                                              21,814,165        18,509,210         2,738,380          3,594,849
                                                     ------------     -------------     -------------      -------------

Interest expense                                       20,810,482        19,026,155         5,541,079          5,541,079
Adjustment:
   Estimated net decrease in
   interest expense from
   refinancing (a)                                                                                              (856,469)
                                                     ------------     -------------     -------------      -------------

   Total fixed charges                                 20,810,482        19,026,155         5,541,079          4,684,610
                                                     ------------     -------------     -------------      -------------
Pretax Income before minority
 interest                                              21,814,165        18,509,210         2,738,380          3,594,849
Fixed charges                                          20,810,482        19,026,155         5,541,079          4,684,610
Amortization of capitalized interest                       41,059           103,487                --                 --
Capitalized interest                                     (557,284)          (26,622)               --                 --
                                                     ------------     -------------     -------------      -------------
Pretax income before minority
 interest plus adjusted fixed
 charges                                               42,108,422        37,612,230         8,279,459          8,279,459
                                                     ------------     -------------     -------------      -------------
Ratio of earnings to fixed charges                           2.02              1.98              1.49               1.77
                                                     ============     =============     =============      =============
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